Exhibit 21.1
SUBSIDIARIES OF THE COMPANY
SUBSIDIARIES:
NetApp UK Ltd.
NetApp France SAS
NetApp Italia Srl.
NetApp GmbH (Germany)
NetApp Japan KK
NetApp Korea, Ltd.
Network Appliance (Shanghai) Commercial Co., Ltd.
Network Appliance (Sales) Limited (Ireland)
NetApp Switzerland GmbH
NetApp B.V. (Netherlands)
NetApp Austria GesMBH
NetApp Spain Sales S.L.
NetApp Global Ltd. (Bermuda)
NetApp Denmark ApS
NetApp Australia Pty. Ltd.
NetApp Mexico S. de R.L. de C.V.
NetApp Singapore Pte. Ltd.
Network Appliance (Malaysia) Sdn Bhd
NetApp Systems India Private Ltd.
Network Appliance Argentina Srl
Network Appliance Brasil Ltd.
NetApp Canada Ltd.
NetApp Belgium BVBA
NetApp Israel Sales Ltd.
NetApp Israel R&D, Ltd.
NetApp Poland Sp. z.o.o.
NetApp U.S. Public Sector, Inc.
NetApp South Africa (Pty) Limited
Network Appliance Sweden AB
NetApp Finland Oy
NetApp Financial Solutions, Inc. (Delaware)
NetApp Luxembourg S.a.r.l.
Spinnaker Networks, Inc. (Delaware)
Spinnaker Networks, LLC (Delaware)
Alacritus, Inc. (Delaware)
Decru, Inc. (Delaware)
Decru BV (Netherlands)
NetApp Holdings Ltd. (Cyprus)
NetApp Holding & Manufacturing BV NAHM (Netherlands)
NetApp Norway AS
NetApp (Thailand) Limited
NetApp Saudi Arabia Ltd
Topio, Inc. (Delaware)
NetCache, Inc. (California)
Onaro, Inc. (Delaware)
Network Appliance (Hong Kong) Limited
Onaro Israel, Ltd.
NetApp Russia OOO
NetApp Nigeria Limited
NetApp Vietnam Company Limited
NetApp VTC, Inc. (Canada)